Exhibit 10.1

Carbon Natural Gas Company

Annual Incentive Plan

2013

Carbon Natural Gas Company
2013 Annual Incentive Plan

Plan Objectives

The Annual Incentive Plan (the “Plan”) is designed to meet the following objectives:

●	Provide an annual incentive plan that is performance driven and focused on objectives that are critical to the success of Carbon Natural Gas Company and the creation of value for shareholders.

●	Offer competitive cash compensation opportunities to employees.

●	Reward outstanding achievement.

●	Recruit and retain key employees.

Plan Concept

The Plan provides Annual Incentive Awards which will be determined primarily on the basis of the Company’s results on financial and operating performance measures.

Sixty percent of the Incentive Award shall be based on financial and operating performance measures selected by the Board of Directors.

Forty percent of the Incentive Award will be based upon discretion of the Board of Directors.

The Plan period is from January 1, 2013 to December 31, 2013.

Performance Objective Measures and Weighting

The Board of Directors will establish the Performance Measures and Objectives, the Threshold, Target and Outstanding performance levels and the weighting for each Performance Measure.

Measure	Weighting	Target

EBITDA per Debt Adjusted Share Growth	16.67%	75.00% increase

Net Total Proved Reserves	16.67%	15.00% increase

Net Annual Production Growth	16.67%	20.00% increase

Lease Operating Expenses ($/unit)	16.67%	$1.00/mcfe (6:1)

G&A per Unit of Production ($/unit)	16.6%	$1.00 per unit of production equivalent

F&D Cost per Unit of Reserves	16.6%	$.75 per unit of reserve equivalent

Total of Performance Measures	100.00%

Carbon Natural Gas Company
2013 Annual Incentive Plan

Plan Administration

The Plan will be administered by the Committee and the Chief Executive Officer (for all positions except his own).  The Chief Financial Officer will verify the performance calculation for the financial and operating measures in consultation with the President, who shall be responsible for the estimation of the Company’s oil and gas reserves.

The CEO will establish the Incentive Award Pool for the non-officer employees and will allocate Incentive Awards to the Pool Participants.

The board cannot increase payout amounts above the outstanding level under performance categories that depend on the achievement of specific Company targets. Payments related to performance categories that are tied to the achievement of specific targets are capped once the highest level is achieved.  The committee can, in its reasonable discretion, reduce the payout amounts for these performance categories after taking into account special or unusual factors that may have contributed to the achievement of target performance measures such as acquisitions, commodity prices or other factors considered appropriate by the Board.

Award Achievement Levels

Award Achievement Levels for the Plan will be:

●	Threshold	Minimum level at which Incentive Award payout occurs

●	Target	Level at which the participant receives the Incentive Target Award percentage.

●	Outstanding	Level at which the participant receives 200% of the Incentive Target Award percentage.

Completion percentages between Threshold, Target and Outstanding will be determined by interpolation.

Targets shall be adjusted for material changes made during the year to the business plan or scope thereof, including the capital expenditure budget.

Carbon Natural Gas Company
2013 Annual Incentive Plan

Performance Levels

Performance levels will be set for each measure.  Performance results below the Threshold will equate to a zero completion percentage.

A minimum 30% completion threshold is required for the total Plan in order for Award payments to be made under the Plan.

Completion Calculation

Completion percentages for each individual measure will be equal to the calculated completion percentage of the measure times the weighting for that measure. The overall completion percentage for the Plan for financial and operating measures and department objectives will be the sum of the weighted completion percentages for each individual measure.

Participants

The CEO shall determine which employees are to be participants in the Plan.  If a participant’s employment with the Company terminates for any reason prior to payment, no bonus award will be paid.

The Target Award percentages for the CEO and other officers of the Company (Exhibit A) are established by the Board of Directors.  Changes to Target Award percentages for Company officers are subject to the approval of the Board. The CEO is authorized to establish and adjust at his discretion the Target Award percentages for non-officer Plan participants. All Awards to officers under the Plan are subject to approval of the Board.

Incentive compensation Awards will be calculated based upon the participant’s average base salary during the Plan year or earned salary during the Plan year if the participant was a new hire during the year.

Carbon Natural Gas Company
2013 Annual Incentive Plan

Performance Measure	EBITDA per Debt Adjusted Share Growth

Objective	75.00% increase in EBITDA per Debt Adjusted Share Growth.

Definition	% increase in EBITDA per Debt Adjusted Share Growth from January 1, 2013 to December 31, 2013.

Awards Level	●	Threshold	75% of Objective

	●	Target	100% of Objective

	●	Outstanding	150% of Objective

Carbon Natural Gas Company
2013 Annual Incentive Plan

Performance Measure	Net Total Proved Reserves

Objective	15.00 % increase in Net Total Proved Reserves. All reserve calculations are based on SEC reserve rules.

For purposes of the Plan, proved reserves shall be measured by calculating the natural gas equivalent value as determined by the ratio of the individual product annual average SEC prices at December 31, 2013.

Definition	The percentage change in the company’s Net Total Proved Reserves from January 1, 2013 to December 31, 2013.

Awards Level	●	Threshold	75% of Objective

	●	Target	100% of Objective

	●	Outstanding	150% of Objective

Carbon Natural Gas Company
2013 Annual Incentive Plan

Performance Measure	% Growth in Net Annual Production

Objective	20.00% increase in net annual production.

For purposes of the Plan, net production shall be measured by calculating the natural gas equivalent value as determined by the ratio of the individual product annual average SEC prices at December 31, 2013.

Definition	% increase in net production from January 1, 2013 to December 31, 2013.

Awards Level	●	Threshold	75% of Objective

	●	Target	100% of Objective

	●	Outstanding	150% of Objective

Carbon Natural Gas Company
2013 Annual Incentive Plan

Performance Measure	Lease Operating Cost $/unit

Objective	Lease Operating Expenses of $1.00/mcfe (6:1)

Definition	Actual cash costs of the Company’s lease operating expenses.

Awards Level	●	Threshold	110% of Objective

	●	Target	100% of Objective

	●	Outstanding	80% of Objective

Carbon Natural Gas Company
2013 Annual Incentive Plan

Performance Measure	G&A Cost $/unit

Objective	General and Administrative Expense of $1.00 per unit of net production equivalent.

For purposes of the Plan, net equivalent production shall be measured by calculating the natural gas equivalent value as determined by the ratio of the individual product annual average SEC prices at December 31, 2013.

Definition	Actual cash costs of the company’s general and administrative expenses.

Awards Level	●	Threshold	110% of Objective

	●	Target	100% of Objective

	●	Outstanding	90% of Objective

Carbon Natural Gas Company
2013 Annual Incentive Plan

Performance Measure	Finding and Development Cost $/unit

Objective	Finding and Development Costs at $.75 per unit of net equivalent reserve additions through drilling and completion activities.

For purposes of the Plan, net equivalent reserve additions shall be measured by calculating the natural gas equivalent value as determined by the ratio of the individual product annual average SEC prices at December 31, 2013.

Definition	The quotient of capital expenditures divided by the change in proved reserves during 2013 after the addition of 2013 production.

Awards Level	●	Threshold	110% of Objective

	●	Target	100% of Objective

	●	Outstanding	80% of Objective

Exhibit A

Target Bonus Award Levels		%

Patrick R. McDonald	Chief Executive Officer	100
Kevin D. Struzeski	Chief Financial Officer	60
Mark D. Pierce	President	60